                                                                   EXHIBIT 10.59

February 9, 2000

Mr. Michael Foley
Utilipro, Inc.
5660 New Northside Drive
Suite 350
Atlanta, Georgia  30328



Re:   Utilipro, Inc.
      Extra Tenant Improvement Costs

Dear Mr. Foley:

Pursuant to the Lease and at the request of the Tenant, Landlord has agreed and provided to Tenant and additional tenant improvement allowance ("Additional TI") for the build out of the premises in the amount of $77,108.00. This amount will be fully amortized at an annual rate of 13% and to be payable each month for 48 months, beginning January, 2000.

Enclosed you will find an invoice for the amortized monthly amount for January and February 2000. Beginning March 2000, this additional TI amount will be reflected on your monthly rental statement.

If you should have any further questions or need additional information, please do not hesitate to call me at 770-514-9793.

Sincerely,


Carol A. Kratsas
Pope & Land Enterprises, Inc.


cc:    Mason Zimmerman
       Accounting


Enclosure

Pope & Land Enterprises, Inc.
3225 Cumberland Blvd.,                                   FAXED
Suite 400
Atlanta, Georgia 30339

                                                     Date: February 9, 2000
Mr. Michael Foley
Utilipro, Inc.                                       Invoice # TI 1/2000
5660 New Northside Drive
Suite 350
Atlanta, Georgia 30328

                             EXTRA AMORTIZED
                            TENANT IMPROVEMENT

DESCRIPTION                                                         AMOUNT


Total Extra amortized Tenant Improvement

$77,108.00 amortized over 4 years at 13% / yr=$2,068.61 / mo.

       January 2000                                                 $2,068.61
       February 2000                                                $2,068.61
                                                                    ---------

                                                         TOTAL      $4,137.22

Please Note:  This is in addition to the tenant improvement charges that you are currently paying


MAKE               Barret Business Center
CHECK
TO

R                  Pope & Land Enterprise, Inc.
E     T            3225 Cumberland Blvd.,
M     O            Suite 400
I                  Atlanta, Georgia 30339
T

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease ("First Amendment") is entered into by and between BARRETT BUSINESS CENTER, LLC., a Georgia limited liability company (hereinafter referred to as "Landlord"), and UTILIPRO, INC. (hereinafter referred to as "Tenant"), as of November 1, 1999.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease having an effective date of May 13, 1999, concerning approximately 21,000 rentable square feet of office space in 100 Barrett Business Center, 2015 Vaughn Road, Kennesaw, Cobb County, Georgia 30144 as more particularly described therein ("Lease");

         WHEREAS, the parties hereto desire to amend the Lease to precisely set the square footage of the Premises, as defined in the Lease, at 20,068 rentable square feet, and to amend other terms and conditions as set forth in the Lease;

         NOW THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The preamble herein set forth is hereby incorporated herein by reference as if totally set forth herein.

         2. The Lease is hereby amended by deleting "21,000 rentable square feet" in Article 1, Section 1.1-A, and substituting in lieu therefore "20,068 rentable square feet."

         3. The Lease is hereby amended by deleting "sixty-eight percent (68%)" as contained in Article 1, Section 1.1 1. and substitute in lieu therefor "sixty-four and 81 / 100 percent (64.81%)".

         4. The Lease is hereby amended by adding the following new paragraph to Article 1, Section 1.1-K:

               "In addition to the Base Rent (including any Net Rent Escalation) and Additional Rent, Tenant shall pay monthly to Landlord as additional rent for repayment of additional tenant improvement allowance over and above the amount provided for in Paragraph 2, Section 2.01 of Exhibit "B" the amount of Two Thousand Sixty-Eight and 62/100 Dollars ($2,068.62), which payment shall commence with the rent payment which is due November 1, 1999, and shall continue thereafter on the first day of each succeeding month during the remaining Term of the Lease."

         5. The Lease is hereby amended by deleting in their entirety the first two sentences as contained in Article 6, Section 6.1 (A) and by deleting the last sentence in its entirety as contained in Article 6, Section 6.1 (B).

         6. The Lease is hereby amended by adding the following new paragraph to Article 8, Section 8.2:

               "Notwithstanding the aforesaid paragraph, and without limiting the generality of the foregoing, Tenant shall, during the Term of the Lease, obtain and keep current during the Lease Term a service maintenance contract on the HVAC System serving the Premises, at the Tenant's sole cost and expense. The contract shall be between Tenant and a dealer-authorized company reasonably acceptable to Landlord, and shall at a minimum provide for an equipment check and tune-up service each spring and fall, and filter and lubrication service every three months. A copy of said contract shall be provided to Landlord, as well as any modification, extension, renewal or replacement thereof"

         7. The Lease shall remain in full force and effect except as hereby amended, and the Landlord and Tenant hereby ratify, affirm, and confirm the terms of the Lease, as hereby amended.


         IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed under seal by their respective duly authorized officers as of the date and year first above written.

                             LANDLORD:

                             BARRETT BUSINESS CENTER, LLC, a Georgia
                             limited liability company

                             BY: AMLI LAND DEVELOPMENT-I
                                 LIMITED PARTNERSHIP, an Illinois
                                 limited partnership,
                                 Managing Member

                             By: Amli Realty Co., a Delaware
                                 corporation, its sole general partner

                             By: /s/ PHILIP N. TAGUE
                                 ------------------------------------
                                  Philip N. Tague, Executive Vice
                                  President

                                  (CORPORATE SEAL)


                    [SIGNATURES ON FOLLOWING PAGE

                                 TENANT:

                                 UTILIPRO, INC.

                                 By: /s/  ILLEGILBE
                                     -----------------------------------

                                 Title: CHAIRMAN
                                        --------------------------------

                                 Attest:
                                        --------------------------------

                                 Title:
                                        --------------------------------

                                             (CORPORATE SEAL)

------------------------------------------------------------------
               LEASE FOR BARRETT BUSINESS CENTER
                         BUILDING 100
------------------------------------------------------------------

                      LEASE AGREEMENT

                   BARRETT BUSINESS CENTER
                      KENNESAW, GEORGIA

                       BY AND BETWEEN

                BARRETT BUSINESS CENTER, LLC
             A GEORGIA LIMITED LIABILITY COMPANY

                             AND

                        UTILIPRO, INC.
                         ("TENANT")

                     DATED: MAY 13, 1999


             --------------------------------------

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "LEASE") is made and entered into as of the __ day of _________, 1999 by and between BARRETT BUSINESS CENTER, LLC, a Georgia limited liability company ("LANDLORD"), and UTILIPRO, INC., a Georgia corporation ("TENANT"), upon all the terms set forth in this Lease and in all exhibits and riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

         ARTICLE 1.  BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS.

         SECTION 1.01 Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section shall be deemed to refer to, and shall have the respective meaning set forth in, this Section.

         A.       Premises:                      Approximately 21,000 rentable square feet located in the
                                                 Building, as identified on the floor plan attached hereto as
                                                 EXHIBIT "A".

         B.       Building:                      The building known as Building 100 Barrett Business Center,
                                                 _________________, Kennesaw, Georgia ___________.

         C.       Land:                          That certain parcel of land upon which the Building is located.

         D.       Project:                       The Land and all improvements thereon, including the Building, the Parking Facilities, known as Barrett Business Center.

         E.       Commencement Date:             As set forth in Section 3.1 hereof.

         F.       Term:                          Seven (7) years, commencing on the Commencement Date. [THE
                                                 WORD "TERM" SHALL ALSO INCLUDE ANY RENEWAL TERM UNLESS THE
                                                 "INITIAL 7 YEAR TERM" IS SPECIFIED.]

         G.       Renewal Term:                  As set forth in EXHIBIT "C" hereof.

         H.       Net Rentable Area
                   of the Building:              Approximately 30,964 square feet.

         I.       Tenant's Share:                Approximately sixty-eight percent (68%) representing the
                                                 ratio that the Net Rentable Area of the Premises

                                        1

                                                 bears to the Net Rentable Area of the Building, subject
                                                 to adjustment pursuant to the express terns hereof.

         J.       Rent:                          The Base Rent and the Additional Rent.

         K.       Base Rent:                     The initial Base Rent rate per square foot of the Net
                                                 Rentable Area of the Premises is:

         Base Rent/RSF          Net Rent         Taxes        Insurance         CAM             Total Rent

         Year 1                 $11.50           .75          .07               .40             $12.72

         L.       Net Rent Escalation:           The Net Rent rate per square foot of Net Rentable Area of
                                                 the Premises shall be increased at the expiration of each
                                                 twelve (12) month period of the Term by three percent (3%)
                                                 of the Net Rent rate applicable during the then expiring
                                                 twelve (12) month period.

         M.       Additional Rent:               The Additional Rent shall be all other sums due and payable by Tenant under the Lease, including, but not limited to,
                                                 Tenant's Share of Operating Costs over the Base Year 2000.

         N.       Base Year:                     The Base Year for purposes of calculating Tenant's Share of
                                                 Operating Costs is 2000.

         O.       Tenant's Permitted Uses:       Tenant may use the Premises only for general office purposes for the conduct of Tenant's business.

         P.       Security Deposit:              Amount equal to first month's rent paid simultaneously with the execution of this Lease, to be held by Landlord as
                                                 security until the expiration of the Term as set forth in
                                                 Section 21.13 hereof.

         Q.       Tenant Improvement Allowance:  $25.00/RSF, as set forth in Paragraph 2 of Exhibit "B".

         R.       Broker(s):                     Tenant's Broker:  Carter & Associates, L.L.C.
                                                 Landlord's Broker:  Pope & Land Enterprises, Inc.

         S.       Landlord's Address for Notice: Barrett Business Center, LLC
                                                 c/o Pope & Land Enterprises, Inc.
                                                 3225 Cumberland Circle NW, Ste. 400
                                                 Atlanta, Georgia 30339
                                                 Attention: Mr. H. Mason Zimmerman


                                        2

                                                 WITH A COPY TO:

                                                 Wilson Brock & Irby, L.L.C.
                                                 Overlook I, Suite 700
                                                 2849 Paces Ferry Road
                                                 Atlanta, Georgia 30339
                                                 Attention: Lethco H. Brock, Jr., Esq.

         T.       Landlord's Address for         Barrett Business Center, LLC
                  Payment:                       c/o Pope & Land Enterprises, Inc.
                                                 3225 Cumberland Circle, NW, Ste. 400
                                                 Atlanta, Georgia 30339
                                                 Attention Accounting Dept.

         U.       Tenant's Address for Notice:
                                                 UTILIPRO, INC.
                                                 c/o Mr. Michael Foley
                                                 5665 New Northside Drive, Suite 350
                                                 Atlanta, Georgia 30328

                                                 WITH A COPY TO:

                                                 Aitkens & Aitkens, P.C.
                                                 c/o Mr. Robert G. Aitkens
                                                 1827 Powers Ferry Road
                                                 Building One, Suite 100
                                                 Atlanta, Georgia 30339

                                                 WITH A COPY TO:

                                                 Carter & Associates, L.L.C.
                                                 c/o Mr. Richard W. Courts, IV
                                                 1275 Peachtree Street, NE
                                                 Atlanta, Georgia 30367-1801

         ARTICLE 2. PREMISES; COMMON AREAS. Subject to the terms hereof, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with this Lease and the Rules and Regulations, the Common Areas. "Common Areas" shall mean all areas, spaces, facilities and equipment (whether or not located within the Building, made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. "Service Corridors" shall mean all loading docks, loading areas and ail corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" shall mean areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a non-exclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on EXHIBIT "A" as being part of the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall have the unrestricted right to make changes to or to reconfigure all portions of the Project (excluding the Premises, except for structural elements and load bearing elements within the Premises), including, without limitation, the Common Areas, in Landlord's reasonable discretion (provided that any such reconfiguration will be in conformity with the overall quality of the Project), and Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

         ARTICLE 3.  TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF
PREMISES.

         SECTION 3.01 The Commencement Date shall be October 8, 1999. Landlord shall deliver the Premises to Tenant on or before May 8, 1999, ("Delivery Date"). Tenant shall begin paying Rent on the Commencement Date and between the Delivery Date and Commencement Date Tenant shall not pay any Rent.

         SECTION 3.02 Landlord at its sole cost and expense shall cause the Leasehold Improvements to be constructed and installed, and the Premises to be delivered to Tenant, pursuant to the terms of EXHIBIT "B".

         ARTICLE 4.  RENT.

         SECTION 4.01 Tenant shall pay to Landlord, without notice, demand, or deduction in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on or before the fifth day of each calendar month during the Term; and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installment of Base Rent coming due under this Lease. Payment shall begin on the Commencement Date; provided however, that if either the Commencement

Date or the expiration of the Term falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month failing within the Term. Tenant's covenant to pay Rent hereunder is independent of any other covenant, condition, provision or agreement herein contained. All installments of Rent past due more than two (2) times in any twelve (12) month period shall be subject to a late charge of five percent (5%) of the past due amounts. If Tenant's rental payment is past due more than (10) times throughout the Term (and in any event if the Rent is more than 30 days late), the Base Rent and past due amounts shall bare additional interest until paid at a rate per annum (the "Interest Rate") equal to eighteen percent (18%). The late charge is intended to reimburse Landlord for administrative costs incurred by Landlord as a result of Tenant's late payment, and is not a penalty.

         SECTION 4.02 On the first annual anniversary of the Commencement Date, and on each and every annual anniversary of the Commencement Date thereafter during the Term, the Base Rent shall be increased a specified in
SECTION 1.1(L).

         SECTION 4.03 As used in this Lease, the term "LEASE YEAR" shall mean a calendar year during the Term, except that the first Lease Year shall be the period commencing on the Commencement Date and expiring upon the expiration of the calendar year in which the commencement Date occurs and the final Lease Year shall expire upon the expiration of the. Term. If the first or final Lease Year is less than twelve (12) months, all prorations shall be based upon a 365 day year.

         ARTICLE 5. OPERATING COSTS.

         SECTION 5.01 Tenant shall pay to Landlord, on a per square foot basis, as Additional Rent, for each calendar year or fractional calendar year during the Term, the amount ("TENANT'S OPERATING COSTS PAYMENT"), if any, that Tenant's Share of Operating Costs exceeds Base Year Operating Costs. Tenant's Operating Costs Payment shall be calculated and paid as follows:

         A. For each calendar year during the Term, commencing January 1, 2000, not less than thirty (30) days prior to the commencement of such calendar year, Landlord shall furnish Tenant with an itemized statement ("LANDLORD'S OPERATING COSTS ESTIMATE") setting forth Landlord's reasonable estimate of Operating Costs for the forthcoming year and Tenant's Share of Operating Costs in excess of the Base Year Operating Costs. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then (a) until Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord the sum, if any, payable by Tenant for the preceding year, and (b) promptly after Landlord's Operating Costs Estimate is furnished to Tenant, (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Additional Rent due from Tenant under this Section 5.1, and
(iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment. Landlord shall have the right from time to time during any year but not more than twice annually to notify Tenant in writing of any reasonable change in Landlord's Operating Costs Estimate, in which event the monthly installment of Tenant's Operating Costs Payment payable for each of the remaining months of the year shall be adjusted to reflect the amount shown in such notice, which adjustment of such monthly installment shall be effective on the first day of the month following Landlord's giving of such notice.

         B. For each calendar year during the Term commencing with January 1, 2001, within ninety (90) days following the end of the previous calendar year, Landlord shall furnish Tenant with a statement of the actual Operating Costs, and Tenant's Share of actual Operating Costs in excess of the Base Year Operating Costs for the preceding year. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Operating Costs Payment for such preceding year as shown on Landlord's statements exceeds the aggregate of the monthly installments of Tenant's Operating Cost Payment paid during such preceding year. If Tenant's Operating Costs Payment, as shown on Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Base Rent and Additional Rent due from Tenant under this SECTION 5.1. until fully credited to Tenant.

         SECTION 5.02

         A. "OPERATING COSTS" shall mean all direct costs, expenses and disbursements of every kind and nature (computed on the accrual basis and in accordance with generally accepted accounting principles and sound management principles consistently applied) incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, and an equitable pro rata share of such costs, expenses and disbursements related to certain common areas or improvements located or to be located in the Project. Operating Costs shall include, but not be limited to, the following:
(i) wages, salaries, and other compensation payable to all on and off-site employees of Landlord directly involved with the operation of the Project, and Landlord's managing agent engaged either full or part time in the operation, management, or access control of the Project and payroll taxes, social security taxes, unemployment insurance taxes, and insurance costs relating to such employees, all reasonably allocated based upon the time such employees or agents are engaged directly in providing such services; (ii) the cost of all supplies, tools, equipment, uniforms and materials used in the operation, management, maintenance and access control of the Building or the Land; (iii) the cost of all common area utilities, including but not limited to the cost of electricity, telephone (voice/data), gas, water, sewer services and power for heating, lighting, air conditioning and ventilating; (iv) the cost of all maintenance and service agreements and the equipment therein, including but not limited to security service, window cleaning, landscaping maintenance and reasonable and customary landscaping replacement; (v) the cost of repairs and general maintenance to the improved Land; (vi) costs of all repairs, alterations, additions, changes, and replacements required by any law or any governmental regulation that are not required as of the date hereof by such law or regulation as presently interpreted and enforced, which items shall not include structural changes, regardless of whether such costs when incurred, are classified as capital expenditures (to the extent that any of the foregoing costs should be capitalized in accordance with generally accepted accounting principles), such costs shall be amortized over the lesser of (i) their respective useful lives or (ii) the reasonably estimated payback period, which are (a) for the purpose of promoting safety, (b) reducing Operating Expenses, or (c) required by applicable law, ordinance, code, rule or regulation of a governmental authority and not required by same as interpreted and enforced as of the date of this Lease; (viii) the premiums of all insurance, including casualty, rental abatement and liability insurance applicable to the Project; (ix) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal; (x) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding Landlord's general accounting, such as partnership statements and tax returns, and excluding legal expenses arising out of the negotiation of any lease affecting the Project and the enforcement of the provisions of any lease affecting the Project; (xi) the direct cost of operating the management office for the Project, including the cost of office supplies, telephone expenses and rent;
(xii) and Taxes.

         B. "TAXES" shall mean all taxes, assessments and government charges levied or assessed with respect to the Project, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including community improvement district taxes and/or assessments and business license taxes and fees, and any assessments imposed on personal property of Landlord, excluding, however, the following: (i) taxes and assessments imposed on the personal property of the tenants of the Project; (ii) taxes imposed on the leasehold improvements of tenants of the Project (but only if and to the extent the applicable taxing authority separately assesses the leasehold improvements of all tenants of the Project); (iii) federal, state and local taxes on income; (iv) death taxes;
(v) franchise, gift, transfer, excise, capital stock, succession, estate and inheritance taxes; (vi) any taxes (other than business licenses taxes and fees) imposes or measured on or by the income of Landlord from the operation of the Project; and (vii) any fines, penalties or increased interest charged due to Landlord's failure to pay taxes and assessments in a timely fashion. If at any time during the Lease term, the present method of taxation or assessment shall be changed such that as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges to the extent so levied, assessed or imposed, shall be paid by Tenant to the extent attributable to the Rent payable hereunder by Tenant or reserved herein. It is agreed by Tenant that Tenant will be responsible for ad valorem taxes on its personal property, and Tenant will be responsible for ad valorem taxes on the value of the leasehold improvements in the Premises (but only if and to the extent the taxing authority separately assesses the leasehold improvements of all tenants of the Project). In the event Landlord receives a refund of Taxes attributable to Taxes during the Term for which Tenant paid its Tenant's Share, Landlord shall pay to Tenant by a credit against Rent an equitable portion of such refund (less any costs incurred or paid by Landlord in connection with obtaining such refund) to Tenant based on the portion of such taxes previously paid by Tenant, or in the event the Lease has expired through the Term, then in that event Landlord shall reimburse Tenant any such refund of Taxes in the form of a cash payment.

         C. "OPERATING COSTS" shall not include the following: (a) specific costs for any capital repairs, capital replacements or capital improvements, except as provided herein; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord, or, in the event Landlord fails to maintain the insurance required to be maintained by Landlord hereunder, to the extent of funds that Landlord could reasonably have expected to recover under such required insurance as reimbursement for such expenses; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses, and expenses of renovating or otherwise preparing space for occupancy by tenants); (d) interest or amortization payments on any mortgages; (e) net base rents under ground leases; (f) costs specifically billed to and paid by specific tenants in addition to such tenants' pro rata share of Operating Costs; (g) any amounts for depreciation or amortization, except as permitted herein; (h) the cost of any interior painting or decorating, other than in Common Areas or areas generally open to the public;
(i) the cost of any sculpture, painting or other objects of art; (j) any political or charitable contributions; (k) the cost of enforcing any leases and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants; (l) legal fees or other professional or consulting fees except general accounting for the Project (but not accounting related to the preparation or filing of income tax returns or responding to income tax audits); (m) any cost incurred by Landlord in order to comply with governmental laws, ordinances, codes, rules or regulations to the extent such compliance action is presently required by such laws, ordinances, codes, rules, or regulations as interpreted and enforced as of the date hereof; or (n) any cost associated with any building other than the Building. There shall be no duplication of costs.

         D. Notwithstanding anything to the contrary contained herein, and in addition to the costs and charges contemplated by this SECTION 5.2, in the event that any cost or item that is included within the term "Operating Cost" is attributable to, or supplied primarily for the benefit of, Tenant, then Landlord reserves the right to charge such cost directly to Tenant and increase Tenant's Share of Operating Costs by such amount. Any such amount shall be due and payable by Tenant hereunder as Additional Rent within thirty
(30) days of written notice from Landlord specifying the amount of such additional costs and the reasons for attributing them directly to Tenant.

         SECTION 5.03  INTENTIONALLY DELETED

         SECTION 5.04 Tenant and Landlord agree that the components of common area maintenance ("CAM") shall be as follows: parking lot clean-up, landscaping, maintenance, periodic services, allocation of basic periodic maintenance of Vaughn Pond, signage maintenance, common area electrical, and irrigation.

         ARTICLE 6.  SERVICES OF LANDLORD.

         SECTION 6.01 Provided there exists no event of default on behalf of Tenant, Landlord agrees to furnish or cause to be furnished to the Premises, the following services, subject to all other provisions of this Lease:

         A. HEAT AND AIR CONDITIONING: Landlord shall cause to be furnished seasonable air conditioning and heating during Business Hours, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon reasonable notice, Landlord shall make available, at Tenant's expense, after hours heat or air conditioning. The heating, air conditioning and ventilation system shall have the capability of maintaining 35% relative humidity at 78 degrees F. during the summer season and at 72 degrees F. during the winter season and of providing 20 cubic feet per minute of ventilation per person at an occupancy density not exceeding seven persons for each 1,000 rentable square feet of the Building.

         B. ELECTRICITY. Landlord shall cause to be furnished to the common area of the Building electric current for Building standard lighting. Tenant shall not use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Tenant shall be responsible for the cost of all electric service to the Premises which shall be metered separately. Landlord shall be responsible for all Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in Building standard exit signs, public areas, toilet and restroom areas and stairwells.

         C. WATER. Landlord shall cause to be furnished water for drinking, cleaning and lavatory purposes only.

         D. JANITORIAL SERVICES. Tenant, at its sole cost and expense, shall provide its own janitorial services to the Premises.

         SECTION 6.02 No interruption or stoppage of the services referred to in this ARTICLE 6 within Landlord's reasonable control, including, without limitation, utilities, shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease, unless such failure shall persist due to Landlord's gross negligence or willful misconduct and/or wrongful misconduct for an unreasonable time or forty-eight (48) hours after receipt of written notice of such failure is given to Landlord by Tenant, whichever comes first. Landlord's obligation to furnish electrical and other utility services shall he subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Notwithstanding the above, Landlord shall use reasonable efforts to remedy any interruption or stoppage of the services referred to in this Article 6.

         ARTICLE 7. ASSIGNMENT AND SUBLETTING. Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any portion thereof, or the interest of Tenant under this Lease, or enter any sublease with respect to the Premises, or any portion thereof, without the prior written consent of Landlord which consent shall not be unreasonably withheld conditioned or delayed except when the Landlord has available comparable sized space to be leased in the Building. The Premises or any part thereof shall not be occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. No acceptance by Landlord of any Rent or any other sum of money from any assignee, subtenant or other transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, mortgage, pledge, encumbrance or other transfer. Tenant acknowledges and agrees that any consent by Landlord pursuant to this ARTICLE 7 shall not be deemed to be a consent to any subsequent assignment, sublease, mortgage, pledge, encumbrance or any other agreement or other action to which Landlord's consent is required, whether or not such consent by Landlord shall expressly limit the application thereof to the consent then being given. In no event whatsoever shall Tenant sublet, assign or otherwise endeavor to transfer any interest of Tenant in this Lease to any other tenant of space in the Building. Any attempted assignment or sublease (except as hereinafter provided) by Tenant in violation of the terms and provisions of this Article 7 shall be void and shall constitute a material breach of this Lease. In no event shall any assignment, subletting, mortgage, pledge, encumbrance or other transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. Subletting or assignment rental rates shall not be less than the then current fair market rental rates (including components thereof for the term, tenant improvements, lease commissions and concessions) for similar space in similar projects in the Northwest Atlanta market, provided that Landlord has unleased space in the Project. Landlord and Tenant shall split 50/50 all such rental in excess of the Rent payable by Tenant hereunder net of any costs associated with such sublease or assignment including Tenant Improvements, commissions, legal fees and other concessions.

         If Landlord provides Tenant prior written consent to assign or sublease all or any portion of the Premises to a non-affiliated entity or independent third party, Landlord shall, at its option, have the right to terminate Tenant's Lease as to such portion of the Premises by providing Tenant notice of such termination within five (5) days of providing Tenant such written consent. Tenant agrees to surrender the Premises in accordance with Article 17 hereof and failure by Tenant to comply with Article 17 hereof shall give rise to a default under this Lease and Landlord shall have the right to exercise any and all remedies provided in this Lease and at law or in equity.

         Notwithstanding anything hereinabove contained, provided that Tenant is not in default under the Lease and gives Landlord written notice, Tenant shall have the right to sublet or assign all or part of the Premises without Landlord's prior consent to any and all affiliates, subsidiaries, sister companies or any entity in which Tenant or Tenant's parent company has a controlling interest, or parent of Tenant. For non-affiliated entities, Landlord shall not unreasonably withhold, condition or delay the approval of any proposed sublease, so long as the sublessee's use of the Premises and creditworthiness is the same or better than Tenant's at the execution of this Lease. Tenant's foregoing rights of sublease shall apply to the Initial Term and any Renewal Terms.

         ARTICLE 8.  REPAIRS, MAINTENANCE.

         SECTION 8.01 Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, interior windows and equipment which are a part of the Premises) in good repair and condition,

(ii) repair or replace any damage or injury done to the Building or any other part of the Project caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this
SECTION 8.1 or SECTION 8.2 or (iii) indemnify and hold Landlord harmless from any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury or Tenant's breach of its obligations under this SECTION 8.1 or SECTION 8.2. It is hereby understood and agreed that this provision shall not eliminate Landlord's obligation with respect to latent defects in and around the Building or Premises for a one (1) year period commencing on the Delivery Date. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this SECTION 8.1 or SECTION 8.2. In the event Tenant fails after 30 days written notice from Landlord, and in the reasonable judgment of Landlord to maintain the Premises in good order, condition and repair, ordinary wear and tear expected, or otherwise satisfy its repair and replacement obligations under this SECTION 8.1 or SECTION 8.2, Landlord shall, after thirty (30) days prior written notice to Tenant, have the right to perform such maintenance, repairs and replacements at Tenant's expense, but with Tenant's written agreement to the cost estimate, which written agreement of Tenant will not unreasonably be withheld by Tenant. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the Interest Rate from the date of demand until paid.

         SECTION 8.02 All Repairs made by Tenant pursuant to SECTION 8.1 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant, which contractors and repair personnel are approved in advance, in writing, by Landlord, which approval will not unreasonably be withheld by Landlord, provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting (i) the structural components of the Building, or (ii) the heating, ventilation, air conditioning system, the electrical system, any mechanical system, the plumbing system, the fire/life/safety system, or any other system of the Building (collectively the "SYSTEMS"). In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed against the Project, or any portion thereof. To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of ARTICLE 9.

         SECTION 8.03 Subject to ARTICLES 13 AND 14 hereof, Landlord shall maintain, or cause to be maintained, the Common Areas, including but not limited to, the Building entrance and parking areas and the grounds surrounding and adjacent to the Building, the roof, foundation, the structural soundness of the exterior structural walls of the Building, the exterior Building glass, the heating, air conditioning and ventilation system(s) installed by Landlord and serving the Premises, and the plumbing and electrical systems serving the Premises in good repair, ordinary wear and tear excepted.

         ARTICLE 9.  ALTERATIONS.

         SECTION 9.01 Tenant shall not make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in the event any such proposed alteration would, in the reasonable judgment of Landlord, affect any structural components of the Building or any of the Systems, Landlord may withhold its consent to any such alteration in its sole discretion. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord is satisfied that the contractor or person proposed by Tenant to make such alterations (the "CONTRACTOR"), and the insurance coverage to be provided by Contractor in connection with the work, are reasonably acceptable to Landlord, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency has approved the plans and specifications for such work. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord and any such governmental agency, and upon Tenant's payment to Landlord of any fees charged by any mortgagee or lessor of Landlord for such review and approval, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are made by the Contractor reasonably acceptable to Landlord in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this ARTICLE 9. All alterations shall be made at Tenant's sole cost and expense. Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of, Tenant (other than by Landlord pursuant to this Lease). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as famished to Tenant by Landlord pursuant to this Lease. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) business days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Georgia to cover the amount of the lien claim plus any penalties, interest, attorney's fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond over such lien within twenty (20) days after the earlier of Tenant becoming aware of such lien or written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

         SECTION 9.02 All construction, alterations and repair work done by or for Tenant shall: (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect any structural component of the Building or any of the Systems or the safety of the Project, the Building or the Premises; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements, including, without limitation, ADA requirements; (d) not result in any usage in excess of building standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto: (e) be completed promptly and in a good and workmanlike manner; and (f) not unreasonably disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

         SECTION 9.03 Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Project (including structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability or of any term of this Lease and without an abatement of Rent. Without in any way limiting the generality of the foregoing Landlord's rights shall include, but not limited to the right to perform, or cause the performance of, the following: (i) construct scaffolding and other structures and perform all work and other activities associated with such changes, alterations, improvements, modifications, renovations, and/or additions; (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors, and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas; (iii) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building; (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas; and (v) repair, change, modify, alter, improve, renovate or make additions to the structural components of the Building or the Systems, or any portion thereof. When exercising the rights herein, Landlord will use good faith efforts not to interfere with Tenant's use and occupancy of the Premises.

         ARTICLE 10.  USE AND COMPLIANCE WITH LAWS.

         SECTION 10.01 The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business limited to the uses specifically set forth in SECTION 1.1.(o) and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in SECTION 1.1(o) hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate or occupancy for the Premises or the .Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

         SECTION 10.02 Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, that are applicable to the Premises because of Tenant's particular type of use being made in the Premises, including, without limitation, the Americans With Disabilities Act ("ADA") and any similar law enacted by the state in which the Premises is located, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance caused by the activities of Tenant or which imposes upon Landlord or Tenant any duty or obligation arising from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all customary insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost or claim or expenses which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

         SECTION 10.03 Tenant shall not use or permit the use of the Premises or any portion of the Project for the storage, treatment, use, production or disposal of any hazardous substances or hazardous waste (as those terms are defined under CERCLA or RCRA or any other applicable federal, state or local environmental protection laws, ordinances, codes, rules or regulations) other than those which might be incidental to and commonly used in general executive administrative offices and which are stored or used in accordance with all applicable laws, rules and regulations. Tenant does hereby indemnify and hold Landlord harmless from and against any and all damage to any property or injury to or death of any person as a result of Tenant's violation of the foregoing provision. Tenant's indemnity shall include the obligation to reimburse Landlord for any and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord, its agents or employees as a result of Tenant's violation. Landlord has provided to Tenant a copy of any environmental reports with respect to the Building in Landlord's possession as of the date hereof. Landlord does not represent or warrant to Tenant that the findings disclosed in any such reports) are correct. Landlord does not have any other actual knowledge concerning the presence of hazardous waste or hazardous substances in the Building.

         ARTICLE 11.  DEFAULT AND REMEDIES.

         SECTION 11.01 The occurrence of any of the events described below shall constitute a default by Tenant under this Lease.

         A. FAILURE TO PAY RENT. The failure by Tenant to make payment of Rent to Landlord when due, and such failure shall continue for a period of five (5) days after written notice to Tenant from Landlord that such payment was not made when due. Landlord shall not be required to give written notice to Tenant of non-payment of Rent more than two (2) times per Lease Year.

         B. FAILURE TO PERFORM. Except for a failure covered by Section 11.1(A), any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant, and such failure is not cured within thirty (30) days after written notice of such failure to Tenant from Landlord and in the event any failure cannot be cured within said thirty (30) day period and provided that Tenant is diligently and continuously pursuing the cure of such default, Tenant shall have an additional period of time to cure such failure, but not to exceed a total of thirty (30) more days. In the event the time to cure such default will require more than the aforesaid total of sixty (60) days, and provided Tenant has been and is continuously pursuing the cute of such default and Tenant and Landlord agree for an additional time period to cure such default, which agreement by Landlord shall not be unreasonable conditioned, Tenant shall be granted additional time to cure but not to exceed a total of more than one hundred eighty (180) days.

         C. BANKRUPTCY, INSOLVENCY, ETC. If Tenant (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (v) files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or its property, the interest of Tenant under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant under applicable bankruptcy law, or any action is taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

         D. ABANDONMENT. The abandonment or vacating of the Premises by Tenant, which shall be conclusively presumed if Tenant is absent from the Premises for eight (8) consecutive months or more or if Tenant shall fail to move into or take possession of the Premises within ten (10) days after the date on which Rent is to commence under the terms of this Lease.

         E. DISSOLUTION OR LIQUIDATION. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

         F. UNPERMITTED ASSIGNMENT AT SUBLEASE. If Tenant makes or attempts to make an un-permitted assignment of this Lease or sublease of all or any portion of the Premises.

         SECTION 11.02 Upon the occurrence of any default by Tenant specified in SECTION 11.1 hereof, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth below:

         A. TERMINATION. Landlord may terminate this Lease by written notice to Tenant in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim of damages therefor. Upon any such termination, Tenant shall be and remain liable for all obligations of Tenant arising or accruing under this Lease prior to the time of termination and, in addition thereto, for the damages provided for in SECTION 11.2(D) hereof.

         B. TERMINATE POSSESSION. Landlord may terminate Tenant's right of possession (but not this Lease), by written notice to Tenant specifying the date of termination in such notice, and, on or after such date, enter upon and take possession of Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution of any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in

Landlord's reasonable judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Least term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement or by private negotiations, and receive the rent therefor. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting actually incurred by Landlord, including lease assumptions, reasonable brokerage fees and attorneys' fees and the costs of any alterations; repairs, redecorations and restorations; third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder or shall be paid to Tenant to the extent (and only to the extent) provided in the third following sentence. If such rentals and other sums received from such reletting during any month are less than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals and the sums received from such reletting during any month shall be more than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall have no right to, and shall receive no credit for, the excess; provided, however, if any such excess shall exist at such time as this Lease shall terminate, after application of such rentals and sums received from reletting in the manner hereinabove set forth, such excess shall be paid to Tenant. No such reentry or taking of possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous event of default

         C. ENTRY. Landlord may enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees, which Landlord may actually incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

         D. ACCELERATION. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately the excess of (a) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease term (determined as though the Lease has not been terminated) discounted to present value by using a discount factor of eight percent (8%) over (b) the then fair market rental value of the Premises for the remainder of the Lease term discounted to present value by using a discount factor of eight percent (8%) per annum. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Rent and other charges, costs and assessments due as provided in SECTION 11.2(B) hereof, at Landlord's address as provided herein. If Landlord exercises its rights under this SECTION 11.2(D), Landlord and Tenant agree that the payment of the aforesaid accelerated amount shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

         E. SELF-HELP. Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord, or incurred by Landlord in effecting such performance or other act, and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

         F. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this 1 ease, or to any other remedy allowed to Landlord at law or is equity.

         ARTICLE 12.  INSURANCE.

         SECTION 12.01 Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following insurance:

         A. PUBLIC LIABILITY INSURANCE. General Comprehensive Public Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual, indemnity and liability coverage to cover Tenant's indemnities set forth herein), such insurance to insure both Tenant and, as additional named insureds, Landlord and its subsidiaries, directors, agents and employees and the property manager, and to afford protection to the limit of not less than $1,000,000.00 combined single limit or such higher limits as Landlord may require from time to time during the Term, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, with a deductible acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising our of the indemnities provided for in this Lease.

         B. PROPERTY INSURANCE. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

         C. WORKERS COMPENSATION INSURANCE. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Georgia.

         D. EMPLOYERS LIABILITY INSURANCE. Employer's liability insurance in an amount not less than $500,000.00.

         E. BUILDER'S RISK INSURANCE. In the event Tenant performs any repairs or alterations in the Premises and Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises.

         SECTION 12.02 All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or property manager or be canceled or amended with respect to Landlord or property manager without the insurance company giving Landlord and property manager at least thirty (30) days prior written notice of such lapse, cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by
SECTION 12.1 hereof or this SECTION 12.2 or duty executed originals of the certificates of such insurance evidencing in-force coverage on or before the Commencement Date. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

         SECTION 12.03 Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all customary requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to the act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

         SECTION 12.04 Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain the following insurance, the cost of which shall be included in Operating Costs:

         A. PUBLIC LIABILITY INSURANCE. General Comprehensive Public Liability Insurance covering the Common Areas against claims for personal or bodily injury or death or property damage occurring upon, in or about the Common Areas (including contractual, indemnity and liability coverage to cover Landlord's indemnities set forth herein), such insurance to afford protection to the limit of not less than $3,000,000 combined single limit or such higher limits as Landlord may elect, at its option, to carry from time to time, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Landlord's indemnities set forth herein, with a commercially reasonable deductible. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

         B. PROPERTY INSURANCE. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering the Building in an amount not less than ninety-five percent (95%) of full replacement cost thereof, subject to a commercially reasonable deductible.

         C. OTHER INSURANCE. Such other insurance as Landlord may elect, at its option, to carry and maintain from time to time.

         SECTION 12.05 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property required to be obtained and maintained hereunder (or which would have been covered if the party claiming such right of subrogation or recovery or cause of action had carried the insurance required by this Lease) or covered by any other insurance maintained by the waiving party. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

         ARTICLE 13.  DAMAGE BY FIRE OR OTHER CASUALTY.

         SECTION 13.01 If the Building or any portion thereof is damaged or destroyed by any casualty, to the extent that, in Landlord's reasonable judgment, (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building cannot be repaired within one hundred twenty (120) days after the date of such damage or destruction, or (c) if the proceeds from the insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant notice of such termination, within thirty (30) days after the date of such damage or destruction. In the event that all or substantially all of the Premises is damaged or destroyed by any casualty and such damage or destruction cannot, with reasonable efforts, be restored within one hundred twenty (120) days after the date of such casualty in order to avoid such damage or destruction causing all or a substantial portion of the Premises to be unusable by Tenant for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such casualty, and Tenant or Landlord, as the case may be, shows such fact to the other party to a degree of certainty reasonably acceptable to such other party, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within thirty (30) business days after the date of the damage or destruction.

         SECTION 13.02 If the Premises or any portion thereof is damaged or destroyed by any casualty against which Tenant is required to be insured hereunder, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within ninety (90) days after the date of such damage or destruction, or if the proceeds from the insurance Landlord or Tenant is required to maintain hereunder (or the amount of proceeds which would be available if the non-terminating party were carrying the insurance required of such party hereunder) are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice within thirty (30) days after such damage or destruction.

         SECTION 13.03 In the event of partial destruction or damage to the Building or the Premises which is not subject to SECTION 13.3 or 13.2 hereof, or which is subject to SECTION 13.1 or 13.2 but the applicable party (or parties) does not elect to terminate the Lease, which partial destruction or damage renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure or to delays caused by Tenant and to the extent and availability of insurance proceeds, restore the Premises to substantially the same condition as existed prior to such partial damage or destruction, provided that, Tenant shall pay to Landlord Tenant's insurance proceeds as required in SECTION 13.4. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

         SECTION 13.04 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building under this Article. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair of if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage that Landlord is obligated to repair as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy. In the event that Tenant collects any insurance proceeds (or would have the right to collect such proceeds if Tenant had been carrying the insurance policies required by this Lease) on account of damage or destruction to the Leasehold Improvements, and such Leasehold Improvements are not restored or repaired, either in whole or in part, then Tenant shall pay to Landlord an equitable portion of such insurance proceeds (or those that would have been payable to Tenant had it been carrying the insurance policies required by this Lease) based on the ratio between the amount that Tenant expended in connection with such Leasehold Improvements and the amount contributed by Landlord thereto pursuant to the other terms hereof. The terms of the foregoing sentence shall survive the termination or expiration of the Term of this Lease.

         SECTION 13.05 In the event of termination of this Lease pursuant to
SECTION 13.1 or 13.2, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         ARTICLE 14.  CONDEMNATION.

         SECTION 14.01 In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event that all or substantially all of the Premises is temporarily taken by eminent domain and such taking causes all or a substantial portion of the Premises to be unusable by Tenant for a period of ninety (90) consecutive days for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such temporary taking, and Tenant or Landlord, as the case may be, shows such fact to the other party to a degree of certainty reasonably acceptable to such other party, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof. During periods when Tenant is still under the terms of the Lease during possession by eminent domain by the condemning authority, Rent to be paid shall be adjusted on a fair and equitable basis under the circumstances.

         SECTION 14.02 In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's reasonable and good faith judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

         SECTION 14.03 In the event of termination of this Lease pursuant to the provisions of SECTION 14.1 or 14.2, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         SECTION 14.04 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

         SECTION 14.05 If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the remainder of the Term (provided that for purposes of determining such award, any Renewal Term shall be included in the "Term" only if Tenant has exercised its right thereto prior to such temporary taking), and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

         ARTICLE 15. INDEMNIFICATION. Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, except that Landlord will indemnify and hold Tenant harmless from such claims to the extent caused by or arising from the gross negligence or willful and/or wrongful misconduct of Landlord or its agents, employees or contractors in, upon, or about the Project. Tenant shall and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property or injury to, or death of, any person that occurs in the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees. The provisions of this ARTICLE 15 shall survive the expiration of the term hereof or termination of this Lease with respect to any damage, loss, injury, or death occurring as a result of events occurring or circumstances existing before such expiration or termination. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury to persons or property resulting from the condition or design of, or any defect in, the Building or the Systems, except that Landlord will indemnify and hold Tenant harmless from such claims to the extent caused by or arising from the gross negligence or willful or wrongful misconduct of Landlord or its agents, employees or contractors, nor shall Landlord be liable for any damage or loss caused by other tenants, occupants or persons in the Building, the Project or the business park in which the Building is located. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the gross negligence or willful and wrongful misconduct of Tenant and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees.

         ARTICLE 16.  SUBORDINATION AND ESTOPPEL CERTIFICATES.

         SECTION 16.01 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. Within twenty (20) days after Landlord's written request, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within twenty (20) days after Landlord's request, Landlord is hereby empowered to do so in Tenant's name and on Tenant's behalf. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Upon Tenant's written request, Landlord agrees to use its reasonable efforts to obtain from any mortgagee or lessor of Landlord a non-disturbance agreement for Tenant's benefit, in the form attached hereto as Schedule I and incorporated herein by reference.

         SECTION 16.02 Any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the tenant of the Successor Landlord, without change in and subject to the terms or other provisions of this Lease.

         SECTION 16.03 Tenant shall from time to time, within ten (10) business days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate then furnished by Landlord certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Tetra has commenced and the full amount of the Rent then accruing hereunder; the date to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information. If Tenant fails to timely execute, acknowledge and deliver such certificate within ten (10) business days after Landlord's request, then the information set forth in such certificate so furnished by Landlord shall be deemed true and correct, and Landlord is hereby empowered to so execute, acknowledge and deliver such certificate in Tenant's name and on Tenant's behalf, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such certificate.

         ARTICLE 17.  SURRENDER OF THE PREMISES.

         SECTION 17.01 Upon the expiration of the Term or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to the terms hereof, Tenant at Tenant's sole cost and expense, shall peacefully vacate and surrender the

Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant's improvements were made with Landlord's consent without the condition that such improvements be removed upon surrender), reasonable use and ordinary wear and tear thereof and repairs which are Landlord's obligations under this Lease excepted, and also excepting loss by fire and other casualty and loss or damage caused by the negligent act or willful misconduct of Landlord, and Tenant shall remove all of Tenant's Property and such other property as is contemplated by
SECTION 17.2 hereof and turn over all keys for the Premises to Landlord.
Should Tenant continue to hold the Premises after the expiration of the Term or earlier termination of this Lease beyond a period of sixty (60) days from either of the aforesaid dates, then from the sixty-first (61st) day through and including the one hundred twentieth (120th) day such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Base Rent equal to one hundred fifty percent (150%) of the monthly portion of Base Rent in effect as of the date of such expiration or earlier termination, and from the one hundred twenty-first (121st)day through and including the one hundred eightieth (180th) day at monthly installments of Base Rent equal to one hundred seventy-five percent (175%) of the monthly portion of Base Rent and for the one hundred eighty-first (181st) day and thereafter at monthly installments of Base Rent equal to two hundred percent (200%) of the monthly portion of Base Rent, and subject to all of the other terms, charges and expenses set forth herein (including the payment of Tenant's Operating Costs Payment) except any right to renew this Lease or to expand the Premises or any right to additional services. The provisions of this ARTICLE 17 shall survive the expiration of the Term or earlier termination of this Lease.

         SECTION 17.02 All Leasehold Improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property, and movable trade fixtures) and shall not be removed without Landlord's written consent. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property, and movable trade fixtures, and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the Leasehold Improvements, alterations and other physical additions made by or on behalf of Tenant to the Premises on or before the Expiration of the Term or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal. Any Leasehold Improvements, alterations or physical additions made by or on behalf of Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration of the Term or any sooner date of termination of the Lease or, if Tenant fails to remove any Leasehold Improvements, alterations and other physical additions made by or on behalf of Tenant to the Premises which Landlord has in writing directed Tenant to remove (including without limitation, all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), Landlord shall have the right, on the fifth
(5th) business day after Landlord's delivery of written notice (of its intent to dispose of such abandoned property) to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. Notwithstanding anything contained herein, Tenant shall be allowed to remove the back-up power generator installed on the land surrounding the Building. The provisions of this SECTION 17.2 shall survive the expiration or any earlier termination of this Lease.

         ARTICLE 18. BROKERAGE. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Brokers, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Brokers. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall pay a commission to Pope & Land Enterprises, Inc. ("LANDLORD'S BROKER") in accordance with a separate written agreement with Landlord's Broker and shall pay a commission to Carter & Associates, L.L.C. ("TENANT'S BROKER") in accordance with the terms thereof or of a separate written agreement between Landlord and Tenant's Broker. All brokers, including Brokers, shall be required to execute and deliver lien waivers as a condition of payment. The parties hereto acknowledge that Landlord's Broker is acting a agent for Landlord in this transaction and that Tenant's Broker is acting as agent for Tenant in this transaction.

         ARTICLE 19. NOTICES. All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "Notices") shall be deemed given, one (1) Business Day after deposited for delivery by air or next-day express courier (with signed receipts) to the other party, or on the third Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. Notices may be given by facsimile, so long as a copy is provided otherwise in accordance with the terms hereof. The time period for any action or response to any notice shall begin upon actual receipt of such notice (with receipt of a facsimile copy not constituting receipt for purposes of commencing any such period), with rejection or other refusal, or inability to deliver, being deemed receipt. The addresses of the parties for notices shall be the addresses set forth in ARTICLE 1 hereof, or such other address subsequently specified by each party in notices given pursuant to this ARTICLE 19. In the event that Tenant specifies the Premises as its address for notices in accordance with the preceding sentence, then notices delivered to the Premises (and tacked thereto if Tenant is not in occupancy thereof at the time of delivery), whether or not Tenant is in occupancy thereof, shall be deemed to have been effectively given in accordance with the terms of this Lease.

         ARTICLE 20. BANKRUPTCY. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

         A. If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bonafide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bonafide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

         B. The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) the Trustee or any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months' Rent accruing under the Lease; (ii) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, dated no earlier than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve
(12) months' Rent accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of (ii) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Premises. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

         C. The parties agree that for the purposes of the Bankruptcy Code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word
"promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate
Landlord for "actual pecuniary loss," the term "actual pecuniary Loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the Interest Rate on all unpaid Rent, all attorneys' fees and all related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings.

         ARTICLE 21.  MISCELLANEOUS.

         SECTION 21.01 PROFESSIONAL FEES. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs actually incurred by the prevailing party in such action or proceeding.

         SECTION 21.02 SEVERABILITY, HEADINGS. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

         SECTION 21.03 NON-MERCER. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate.

         SECTION 21.04 LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Building (and the actual rents received by Landlord from the Building from and after the date of any money judgment against Landlord) for the collection of any judgment or other judicial process requiring the payment of money by Landlord. In no event shall either Landlord or any partners, shareholders, or other principals of Landlord, or any officers or employees of Landlord be personally responsible or liable for the payment of any such judgment or process, and, subject to the preceding sentence, the assets of any such party or persons shall not be subject to levy, execution or other judicial process for the satisfaction thereof. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any assignment, conveyance or other transfer of any such title or interest (each of which may be effected without Tenant's consent), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         SECTION 21.05 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant, as the case may be. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this lease.

         SECTION 21.06 SUCCESSORS AND ASSIGNS. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in the SECTION 21.6 shall be deemed to override ARTICLE 7.

         SECTION 21.07 TENANT'S AUTHORITY. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Georgia and in good standing with the State of Georgia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Georgia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other legal entity.

         SECTION 21.08 GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of Georgia.

         SECTION 21.09  TIME OF ESSENCE.  Time is of the essence of this Lease.

         SECTION 21.10 NO ESTATE. The Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and assignable in whole or in part by Tenant (except as expressly provided herein).

         SECTION 21.11 EXHIBITS. Each of the exhibits attached hereto, and each of the terms and provisions set forth therein, are hereby incorporated herein, and shall be deemed to be a part of this Lease as if fully set forth herein.

         SECTION 21.12 LANDLORD'S RIGHT TO INSPECT. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises at reasonable hours and upon reasonable prior notice (or, in the event of an emergency or at any time that an event of default on the part of Tenant is outstanding, at any hour and without notice ) for any reasonable purpose, including, without limitation, the following purposes: (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term; (b) to inspect the Premises; (c) to confirm that Tenant is complying with all off Tenant's covenants and obligations under this Lease; (d) to clean or make repairs required of Landlord under the terms of this lease; (e) to make repairs to areas adjoining the Premises; and (f) to repair and service utility lines or other components of the Building. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this
SECTION 21.12 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

         SECTION 21.13 SECURITY DEPOSIT. Concurrently with its execution and delivery to Landlord of this Lease, Tenant shall deliver to Landlord the Security Deposit in the amount set forth in SECTION 1.1 hereof. Tenant's Security Deposit shall be held by Landlord, without liability for interest except to the extent required by law, as security for the performance of Tenant's obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of any event of default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearage in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay Landlord, within ten (10) days after written demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the expiration of the term of this Lease or the termination of this Lease, any remaining balance of the Security Deposit shall be returned to Tenant, provided that Tenant timely surrenders the Premises without damage and otherwise in accordance with ARTICLE 17 hereof. If Landlord transfers an interest in the Premises during the Term, Landlord may assign the Security Deposit to the transferee, and, in such event, Landlord shall thereafter have no further liability to Tenant to Tenant for the Security Deposit.

         SECTION 21.14 OBSERVANCE OF RULES AND REGULATIONS. Subject to the other terms hereof, Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as EXHIBIT "D", as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such new Rules and Regulations, provided Landlord gives Tenant prior written notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not materially adversely limit the rights of Tenant set forth in the Lease.

         SECTION 21.15 PARKING. The parking area available to Tenant, its employees, customers and agent shall be free and designated on a non-exclusive, unreserved basis for all Project tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in such designated parking areas. Tenant shall have unreserved surface parking spaces at a ratio equal to five (5) spaces per 1,000 rentable square feet of occupied space. Landlord, at its option may elect to require that the vehicles parked in such designated parking spaces that are attributable to Tenant and its employees, or otherwise parked therein, display a permit or other means of identification to be issued by Landlord, and in such event, Tenant shall cause such vehicles attributable to Tenant and its employees to display such permit while parked in such designated parking spaces. Notwithstanding the foregoing, Landlord reserves the right to designate certain portions of the parking areas on a reserved, exclusive basis, including, without limitation, for handicapped, vans, visitors, cycles, other reserved, courier and loading purposes.

         SECTION 21.16 QUIET ENJOYMENT. Landlord covenants and agrees that, so long as Tenant is not in default hereunder, Landlord shall not interfere with Tenant's quiet and peaceful possession of the Premises and of the Common Areas.

         SECTION 21.17 SPECIAL STIPULATIONS. Attached hereto as Exhibit "C" and incorporated herein by reference are Special Stipulations to this Lease.

         SECTION 21.18 ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease, it being acknowledged that any such negotiations, arrangements, brochures, agreements, and understandings have been fully incorporated herein and this Lease is a full and final integration of the agreement of the parties hereto, including without limitation, all such prior negotiations, arrangements, brochures, agreements, and understandings. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

         ARTICLE 22. OTHER DEFINITIONS. When used in this Lease, the terms set forth herein below shall have the following meanings: (a) "BUSINESS DAYS" or "BUSINESS DAYS" shall mean Monday through Friday (except for Holidays); (b) "HOLIDAYS" shall mean those holidays designated by Landlord; (c) the word "DAY" or "DAYS" shall refer to calendar days, except where "Business Days" or "business days" are specified; (d) the words "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated; (e) the words "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to"; (f) a "REPAIR" shall be deemed to include such rebuilding replacement and restoration as may be necessary to achieve and maintain good working order and condition; and (g) the phrase "TERMINATION OF THIS LEASE" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law (upon the termination of this Lease, the Term shall end at 11:59 p.m.
on the date of termination as if such date were the Expiration of the Term, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease); (h) the phrase "TERMS OF THIS LEASE" and words of like import shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease; (i) the word "TENANT" shall be deemed to include Tenant's successors and assigns and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant; (j) the word "YEAR" shall mean a calendar year, except where "Lease Year" is specified; and (k) "BUSINESS HOURS" shall mean 6:00 AM to 8:00 PM Monday through Saturday and 6:00 AM to 3:00 PM on Sunday or as Tenant may change by providing notice to Landlord from time to time throughout the Term of this Lease.

         ARTICLE 23. RESTRICTIVE COVENANTS. Landlord has advised Tenant that the Project shall be subjected to the Barrett Master Declaration of Restrictive Covenants and Design Guidelines and any sub-association that may be established under said Barrett Master Declaration.

         ARTICLE 24. BUILD-OUT OF REMAINDER OF BUILDING. Landlord has advised Tenant that the Building consists of 30,964 square feet and that portions of the Building are presently unleased. Tenant acknowledges that Landlord shall have the unrestricted right to build out the unleased portions of the Building for a single tenant or for multiple tenants and to do all that is necessary in the build-out of the unleased portions of the Building for a single tenant or multiple tenants.

         ARTICLE 25. ASSIGNABILITY. Landlord shall have the absolute and unrestricted right to assign this Lease to a third party entity, and upon such absolute assignment, Landlord shall be released of any and all obligations, duties and liabilities hereunder.

         IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

                                  LANDLORD:

                                  BARRETT BUSINESS CENTER, LLC

                                  By:   Amli Land Development - I Limited
                                        Partnership, an Illinois limited
                                        partnership, Managing Member

                                  By: Amli Realty Co., a Delaware corporation, General Partner

                                  By:   /s/ PHILIP N. TAGUE
                                     -------------------------------------------
                                  Title: EXEC. V.P.
                                        ----------------------------------------

                                               [CORPORATE SEAL]

Date Execute by Landlord:

MAY 17, 1999
------------------------


                                  TENANT:

                                  UTILIPRO, INC


Date Executed by Tenant:          By: /s/ ILLEGIBLE
                                     -------------------------------------------
MAY 13, 1999
------------------------

                                  Mr. Michael R. Foley
                                  President & CEO


                                  Attest: /s/ ILLEGIBLE
                                      ------------------------------------------
                                  Name:  JOHN D. FRENCH
                                       -----------------------------------------
                                  Title: V.P. SALES
                                        ----------------------------------------

                                               [CORPORATE SEAL]

                                   EXHIBIT "A"

                           FLOOR PLAN OF THE PREMISES

                                   EXHIBIT "B"

                             LEASEHOLD IMPROVEMENTS


         PARAGRAPH 1. CONSTRUCTION; PAYMENT. 1.01 Tenant shall cause the Leasehold Improvements to be constructed and installed in a good and workmanlike manner and in substantial accordance with final plans and specifications, as approved by Landlord and Tenant, to be prepared by Tenant's architect and submitted to Landlord by _______________, which plans and specifications shall be in accordance with the preliminary plans and specifications furnished to Landlord as of the date hereof and shall be subject to Landlord's and Tenant's approval (the "Working Drawings and Specifications"). Landlord shall have three
(3) days from receipt to return comments to Tenant of Working Drawings and Specifications. All plans and specifications prepared for Tenant's space by Tenant or Tenant's architect(s) or engineer(s) shall be reviewed by Landlord's architect, Hendrick & Assoc., and Landlord's engineers, Sedki & Russ Engineers and/or B&A Consulting Engineers, at Landlord's sole cost and expense. The Working Drawings and Specifications may only be modified by a written change order executed by Tenant and Landlord.

         1.02 Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out under the sole discretion of Tenant, subject to Landlord's inspection and approval. Tenant shall cooperate with Landlord and Landlord's architect, contractors, employees, agents and other persons in order to promote the efficient and expeditious completion of such work.

         1.03 (a) Subject to Landlord's payment of the Tenant Improvement Allowance, Tenant shall be further responsible for payment of the following: (i) all costs, including professional fees, of Landlord's architect, space planner, and other professionals for the review and preparation of the Working Drawings and Specifications or any change order thereto; and (ii) all costs to complete the construction and installation of the Leasehold Improvements, including but not limited to the cost of all labor and materials supplied to construct, install and complete the Leasehold Improvements, including but not limited to the cost of any changes made in the Leasehold Improvements, and the contractor's profit and overhead expenses.

         (b) Tenant shall pay, upon substantial completion of the Leasehold Improvements, the amount by which the costs paid or incurred in connection with the Leasehold Improvements or otherwise required to be paid hereunder by Tenant exceed the Tenant Improvement Allowance on the Additional TI (as that term is hereinafter defined) if so requested by Tenant.

         (c) Tenant agrees that in the event it fails to make any required payment required in the EXHIBIT "B" in a timely manner, including, but not limited to, those payments due under subsection (b) above, Landlord, in addition to any and all other remedies allowed it by law or equity, shall have the rights and remedies against Tenant as Landlord would upon the occurrence of an event of default of payment of Rent under this Lease.

         PARAGRAPH 2. TENANT IMPROVEMENT ALLOWANCE. 2.01 Landlord shall contribute an amount equal to $25.00 RSF inclusive of all design fees and construction costs of the Leasehold Improvements (the "TENANT IMPROVEMENT ALLOWANCE"), which includes the costs paid or incurred in connection with the design of the Leasehold Improvements. The Building shall be in an "AS IS", "SHELL" condition. The Tenant Improvement Allowance shall be used for the actual costs of constructing the Leasehold Improvements as such costs are incurred. Tenant shall be responsible for the payment of, and shall pay when due, any costs related to the Leasehold Improvements in excess of the Tenant Improvement Allowance and the Additional TI as applicable.

         Based upon the Working Drawings and Specifications, Tenant shall build Leasehold Improvements with the Tenant Improvement Allowance. In the event that Tenant, shall in any way change the Working Drawings and Specifications, all cost and expenses, including design costs, construction costs and material costs over and above the Tenant Improvement Allowance shall be borne by Tenant and Tenant shall pay to Landlord any and all additional costs.

         At the request of Tenant, Landlord shall provide to Tenant up to $5.00 RSF as additional tenant improvement allowance ("Additional TI") for the build out of the Premises. The Additional TI shall be fully amortized under the Initial Term of the Lease at an annual rate of ten percent (10%) and shall be payable each month during the Term of the Lease with the Base Rent.

         In the event the full amount of Tenant Improvement Allowance is not used for the build out of the Premises, Tenant shall receive a credit against the Base Rent for the unused portion of the Tenant Improvement Allowance.

         2.02 The Tenant Improvement Allowance and the Additional TI shall be used for the costs described in Section 2.01 hereof in accordance with the Working Drawings and Specifications. Tenant, no more than twice a month, shall deliver to Landlord a draw request in an AIA form for all or a portion of the Tenant Improvement Allowance and/or the Additional TI for the Leasehold Improvements made and to be paid for under such draw request. Such draw request shall be accompanied by the following:

1. A narrative description of the Leasehold Improvements made and constructed for which payment is being requested and the amount of such payment;

2.       Copies of invoices evidencing the amount to be paid;

3. Certification of Tenant's Architect and Tenant that such interim work has been performed and is in compliance with the Work Drawings and Specifications;

4. Progress lien releases from the Tenant's general contractor and any subcontractors whose invoices are included;

5. Certificate for Tenant that Tenant has paid to Tenant's general contractor and any other parties amounts due and previously requested in prior draw requests and funded by Landlord; and

6. Any other documentation, including any approvals required by Landlord's construction lender, including but not limited to, inspection reports from Landlord's construction lender, as may be reasonably required by Landlord's construction lender (such a request, an "Interim Construction Draw").

         The invoices included in the Interim Construction Draw shall reflect a retainage amount of at least ten percent (10%) of hard costs. Prior to the payment or partial payment of the Interim

Construction Draw, Landlord or its agent (including Landlord's construction lender or the Construction lender's agent) shall have the right to inspect the Leasehold Improvements constructed for which payment is being requested under the Interim Construction Draw and to approve or disapprove such interim work and Interim Draw Request. If such interim work and Interim Construction Draw Request are disapproved, Landlord and Tenant will use all reasonable effort to agree upon the means of remedying the defects in the interim work and/or any discrepancies in the Interim Draw Request. Landlord shall pay such Interim Construction Draw within thirty (30) days of receipt of the Interim Construction Draw, up to, but not to exceed, the maximum amount equal to the sum of the Tenant Improvement Allowance and the Additional TIA. Such payment shall be made to the Tenant and such third parties to whom payment is due as designated in the Interim Construction Draw. Provided that the Interim Construction Draw is complete with all required documentation, has been approved by Landlord and the interim work has been approved by Landlord and has been constructed in accordance with the Working Drawings and Specifications, should Landlord fail to timely pay the Interim Construction Draw and should Tenant be called on to pay the amounts requested in such Interim Construction Draw, Tenant shall be entitled (but not obligated) to pay same and to be reimbursed for same by Landlord. All monies expended by Tenant in payment of such invoices shall be due and payable by Landlord immediately, and shall bear interest at the rate of ten percent (10%) per annum until paid.

         At any time after the Leasehold Improvements have been substantially completed, Tenant shall be entitled to make a final draw on the Tenant Improvement Allowance and the Additional TIA. Such request shall be required to meet all of the conditions and requirements for an Interim Construction Draw, except that (i) the narrative shall only be required to described the work done since the last Interim Construction Draw, (ii) no hold back for retainage shall be required, and (iii) all lien releases shall be final lien releases. In addition to the aforesaid, Tenant shall deliver (i) certificate of substantial completion from Tenant's Architect and accepted by Tenant; (ii) a tenant estoppel certificate; (iii) a final certificate of occupancy; and (iv) final affidavit and certification from the general contractor. Landlord shall pay such final draw within thirty (30) days of receipt of the final draw up to, but not to exceed the maximum amount equal to the sum of Tenant Improvement Allowance and the Additional TIA. Such payment shall be made jointly to the Tenant and to such third parties to whom payment is due as designated in the final draw. Provided that the final draw is complete with all required documentation, has been approved by Landlord and the work has been approved by Landlord and has been constructed in accordance with the Working Drawings and Specifications, should Landlord fail to timely pay the final draw and should Tenant be called on to pay the amounts requested in such final draw, Tenant shall be entitled (but not obligated) to pay same and to be reimbursed for same by Landlord. All monies expended by Tenant in payment of such invoices shall be due and payable by Landlord immediately, and shall bear interest at the rate of ten percent (10%) per annum until paid.

         In addition to the covenants, agreements and rights created under
Article 9 , Section 9.1, Tenant hereby indemnifies and agrees to hold Landlord harmless for any and all liabilities, damages, actions, causes of action, injury to property or person (including death to person), mechanics and materialmen liens, including reasonable attorney fees and expenses incurred, arising out of, directly or indirectly, for the construction of the Leasehold Improvements.

         PARAGRAPH 3. DELAYS. 3.01 Tenant shall use its reasonable efforts to cause the Leasehold Improvements to be substantially completed by October 1, 1999 (the "TARGET COMPLETION DATE").

         3.02 If the Leasehold Improvements have not been substantially completed by the Target Completion Date, the Commencement Date shall be deemed to occur on the Target Completion Date, notwithstanding that the Leasehold Improvements were not substantially completed as of such date.

         3.03 If the Leasehold Improvements have not been substantially completed by the Target Completion, this Lease shall not be void or voidable, the Commencement Date shall occur as stated herein.

                                   EXHIBIT "C"

                              SPECIAL STIPULATIONS

RELOCATION:

         Landlord shall not have the right to relocate Tenant to other space without Tenant's consent, which consent may be withheld.

WARRANTY COVERAGE:

         Any and all warranties which Landlord should obtain and which are assignable or run to successors and assigns, for equipment, including but not limited to fixtures located in, on or providing services to the Premises presently or in the future shall otherwise benefit Tenant.

CONSTRUCTION PERIOD:

         In the event Tenant shall lease now or in the future additional space in the Building, Tenant shall not be obligated to pay rent for a period of time not to exceed sixty (60) days from the date of delivery of the additional premises to the Tenant for tenant improvement construction.

BACK UP POWER:

         Tenant shall have access to the Building and the immediate land around the Building for the purpose of installing a backup power supply in an area and manner approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed and subject to the covenants, restrictions, rules, regulations and guidelines of Barrett Master Declaration of Restrictive Covenants and Design Guidelines.

RENEWAL TERM:

         Provided that Tenant is not in default under this Lease and has fulfilled all of its obligations hereunder and has given Landlord written notice at least one hundred eighty (180) days prior to the expiration of the Initial 7 year Term and the First Renewal Term of its exercise of the hereinafter renewal right of the Premises, Tenant shall have the right to renew this Lease for an additional one (1) five (5) year period ("First Renewal Term") upon the expiration of the Initial 7 year Term and the right to renew the Lease for an additional one (1) five (5) year period ("Second Renewal Term") beginning at the expiration of the First Renewal Term under the same terms and conditions contained in the Lease, except that the Rent for the First Renewal Term or Second Renewal Term shall be ninety-five percent (95%) of the then "Fair Market Value" applicable to the Building, as mutually agreed between Landlord and Tenant. The term "Fair Market Value" shall mean the value that a third-party tenant would pay upon leasing space similar to the Premises in a comparable office building taking into consideration such factors as the amount of net rentable area leased; the length of the lease in question; tenant improvement allowances being quoted for new tenants of comparable quality; increases or decreases in Base Rent over the term of the Lease that are being included in the comparable leases in comparable buildings for comparable spaces; appropriate inducements and concessions then being included in said comparable leases for preparation of comparable space, including but not limited to so-called free or abated rents; the location and quality of the Project as compared to comparable office buildings; and the credit standing of Tenant. Upon receipt of written notice from Tenant to Landlord of Tenant's desire to renew the Lease, Landlord and Tenant shall negotiate in good faith to reach an agreement on "Fair Market Value" for the Premises for the First Renewal Term or Second Renewal Term.

         If Tenant and Landlord are unable to reach an agreement acting in good faith on a "Fair Market Value" for the Premises within sixty (60) days after Tenant has exercised its renewal option, Landlord shall advise Tenant, in writing, of Landlord's determination of Fair Market Value. Within thirty (30) days of receipt of Landlord's determination of Fair Market Value, Tenant shall advise Landlord in writing, of Tenant's acceptance or rejection of Landlord's determination. Failure to accept or reject within the allotted time period shall be deemed an acceptance of Landlord's determination by Tenant. If Tenant rejects Landlord's determination, then Tenant shall, within Tenant's written notice to Landlord, inform Landlord of Tenant's election to enter into binding arbitration or to cease negotiations with Landlord at which time this option to renew shall be forfeited and neither party shall have any continuing obligation to the other with respect to the Premises. If Tenant elects to arbitrate then said written notice to Landlord shall specify its selection of a real estate appraiser, who shall act on Tenant's behalf in the determination of Fair Market Value. Within ten (10) days of Landlord's receipt of Tenant's notice, Landlord shall designate a real estate appraiser to represent Landlord in the determination of Fair Market Value. Within ten (10) days of the selection of Landlord's appraiser, the two appraisers shall render a joint written determination of the Fair Market Value. If the two appraisers are unable to agree upon a joint written determination of Fair Market Value within said ten (10) days period then each appraiser shall render his or her own written determination of Fair Market Value and the two appraisers shall select a third appraiser within the ten (10) day period. The third appraiser shall then select one of the determinations of the original two appraisers without modification or qualification. All appraisers selected in accordance with this option shall have at least five (5) years prior experience in the Metropolitan Atlanta commercial leasing market and shall be members for the Georgia Association of Realtors, the American Institute of Real Estate Appraisers, or similar professional organization. The results of the arbitration proceeding shall be binding upon the parties hereto. Each party shall bear the expense of its own appraiser and shall share the expense of the third appraiser if necessary.

RIGHT OF FIRST REFUSAL:

         Tenant shall have an on-going "First Right of First Refusal" ("First Right") to lease any and all space in the Building that becomes available during the Term, First Renewal Term and Second Renewal Term of this Lease under the following terms and conditions: (i) upon written notice to Tenant by the Landlord that additional space is available, which notice shall specify the space, that Landlord has a letter of intent from a bona fide third-party prospect, the square footage of the space, the length of the term, the economic and financial terms, and any other key business terms as Landlord feel appropriate to include in such written notice, Tenant shall either accept and agree to lease such additional space within ten (10) days of such notice or reject the right to lease such additional space within said ten (10) days and failure by Tenant to respond to Landlord in writing to such notice within said ten (10) days shall be deemed a rejection by Tenant to lease such additional space; (ii) rental of the additional space shall be under the terms set forth in the aforesaid written notice; and (iii) Tenant shall enter into an amendment to the Lease for such additional space with Landlord within thirty (30) days of Tenant's agreement to lease such additional space.

         In the event there exists no third party tenant and Tenant wishes to lease any and all additional space in the Building then Landlord and Tenant shall in good faith negotiate a "Fair Market Value" lease rate (as "Fair Market Value" is defined in the "Renewal Term" section above) for the applicable space.

         If Tenant and Landlord are unable to reach an agreement on a "Fair Market Value" for the additional space within sixty (60) days after Tenant has exercised its First Right, Landlord shall advise Tenant, in writing, of Landlord's determination of Fair Market Value. Within thirty (30) days of receipt of Landlord's determination of Fair Market Value, Tenant shall advise Landlord in writing, of Tenant's acceptance or rejection of Landlord's determination. Failure to accept or reject within the allotted time period shall be deemed an acceptance of Landlord's determination by Tenant. If Tenant rejects Landlord's determination, then Tenant shall, within Tenant's written notice to Landlord, inform Landlord of Tenant's election to enter into binding arbitration or to cease negotiations with Landlord. If Tenant elects to arbitrate then said written notice to landlord shall specify its selection of a real estate appraiser, who shall act on Tenant's behalf in the determination of Fair Market Value. Within ten (10) days of Landlord's receipt of Tenant's notice, Landlord shall designate a real estate appraiser to represent Landlord in the determination of Fair Market Value. Within ten (10) days of the selection of Landlord's appraiser, the two appraisers shall render a joint written determination of the Fair Market Value. If the two appraisers are unable to agree upon a joint written determination of Fair Market Value within said ten
(10) days period then each appraiser shall render his or her own written determination of Fair Market Value and the two appraisers shall select a third appraiser within the ten (10) day period. The third appraiser shall then select one of the determinations of the original two appraisers without modification or qualification. All appraisers selected in accordance with this option shall have at least five (5) years prior experience in the Metropolitan Atlanta commercial leasing market and shall be members for the Georgia Association of Realtors, the American Institute of Real Estate Appraisers, or similar professional organization. The results of the arbitration proceeding shall be binding upon the parties hereto. Each party shall bear the expense of its own appraiser and shall share the expense of the third appraiser if necessary.

         The First Right as provided in this paragraph shall commence on August 7,1999, but not before said date.

RIGHT OF FIRST OFFER:

         Subject to the rights to the space held by other tenants in the Building, upon written notice to Tenant by Landlord of the availability of space in the 100 Building, the Tenant shall have ten (10) days from receipt of such notice to either accept and agree to lease such additional space or reject the right to lease such additional space. The failure by the Tenant to respond in writing to Landlord's notice within said ten (10) day period shall be deemed a rejection by Tenant to lease such additional space. In the event that Tenant elects to lease tile additional space offered, the minimum amount of space to be leased shall be 5,000 rentable square feet, having a minimum term of three (3) years with a termination date being co-terminus with the termination date of this Lease, at the then current market rental rate, and under substantially the same terms and conditions as contained in this Lease, including adjusted tenant allowance for tenant improvements.

LANDLORD LIEN RIGHTS:

         Notwithstanding anything contained herein, in the event of a default under the Lease and Landlord exercises its remedies under the Lease or at law or equity, Landlord's lien rights shall only be applicable to Leasehold Improvements funded by the Tenant Improvement Allowance and Additional TI, and shall not be applicable to Tenant's furniture, fixtures, equipment or receivables.

SIGNAGE:

         Tenant shall have the right to place its logo, at its sole expense, on the Building monument sign, which logo shall be subject to Landlord's approval, which approval will not unreasonably be withheld, subject to the Barrett Master Declaration of Restrictive Covenants and Design Guidelines and all governmental ordinances. So long as Tenant has a majority of the space in the Building leased, Tenant shall have the exclusive right to the signage on the Building monument sign.

PATIO:

         Subject to Landlord's approval of location, size and design and the Barrett Master Declaration of Restrictive Covenants and Design Guidelines, Tenant shall have the right to construct, at Tenant's expense, a seating patio.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

         1. No sign, picture, advertisement or notice visible from the exterior of the Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on or in any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of, the Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

         2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

         3. Business machines and mechanical equipment belonging to Tenant that cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any other tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type nose and/or vibration eliminators sufficient to eliminate vibration and/or noise.

         4. The Premises shall not be used for storage of merchandise held for retail sale to the general public. Tenant shall not do or permit to be done in or about the Premises or the Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument or making loud or unseemly noises. The Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a small microwave oven and Underwriters' Laboratory approved new equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and all applicable insurance requirements. No vending machines of any kind will be installed, permitted or used on any part of the Premises without the prior consent of Landlord. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. Tenant shall not permit the sale of any alcoholic beverage from or in the Building or the Premises without the prior written consent of the Landlord. No area outside of the Premises shall be used for storage purposes at any time. With respect to multiple-tenant floors of the Building, each tenant thereof shall cause any doors between corridors, any elevator lobby doors and any stairwell or stairway doors on such floor to be kept closed.

         5. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles or motorcycles (or other motorized vehicles of any kind) shall be brought into the Building.

         6. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or permitted by Tenant to be used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks, or any other plumbing fixture or appliance, shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or any person in the Building at the invitation or with the permission of Tenant shall be paid by Tenant. Any damage resulting to any such item, or to heating apparatus, from misuse by Tenant or any such person shall be borne by Tenant.

         7. Only one key for each office in the Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without the prior written consent of Landlord, and Tenant shall in each case furnish Landlord with a key for any such lock. At expiration of the term of the Lease or the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the replacement cost thereof.

         8. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of the freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only by using such freight elevator and only during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable location.

         9. Tenant shall not permit any gases, liquids or odors to be produced upon or permeate from the Premises, and Tenant shall not permit any flammable, combustible or explosive fluid, chemical or substance to be brought into the Building.

         10. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided, however, except for emergencies or other circumstances requiring same in Landlord's reasonable judgment, such procedures shall not be required during Business Hours. Landlord may also implement a card access security system to control access. Landlord shall not be liable for excluding any person from the Building, or for admission of any person to the Building at any time, or for damages or loss from theft resulting therefrom to any person, including Tenant. All deliveries must be made via the service entrance and service elevators during Business Hours or as otherwise directed or scheduled by Landlord, and Landlord's prior written approval must be obtained for any other deliveries.

         Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

         11. No connection shall be made to the electric wires or gas or electric fixtures, without the prior written consent on each such occasion by Landlord. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole by Tenant and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

         12. If Tenant desires wiring for additional telephone service, or a bell or buzzer system, or for any other purpose, such wiring shall be done by the electrician of the Landlord, and no other person shall be permitted by Tenant to do any such work except with the prior written permission of Landlord. No boring or cutting for wiring or for any other purpose shall be done unless first approved in writing by Landlord.

         13. Tenant and any person parking a vehicle (including, without limitation, a bicycle) in connection with visiting the Building, or otherwise parking a vehicle at Tenant's invitation or with-the permission of Tenant, shall observe and obey all parking and traffic regulations imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord. Tenant shall not permit any such vehicle to be parked overnight or to display any form of advertising, including, without limitation, "for sale" signs or any advertising of services, products, or any enterprise. Landlord shall be entitled to cause any vehicle parked in violation of these Rules and Regulations or other parking and traffic regulations imposed by Landlord either to be towed at the vehicle owner's sole cost and express or to attach to the vehicle a "boot" or other immobilizing device and require said owner to pay a fee for the removal thereof.

         14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent same.

         15. Landlord shall not have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 120 days' prior notice of the change, unless the change is required by governmental authority.

         16. Landlord may waive any one or more of these Rules and Regulations for the benefit of Landlord or of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other tenants of the Building.

         17. These Rules and Regulations are supplemental to, and shall not be construed in any way as modifying or amending, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

         18. Landlord reserves the right to enforce the restrictions and limitations contained in the Lease, to make such other reasonable Rules and Regulations as in its judgment may from time to time be desirable for the safety, care and cleanliness of the Building, the management thereof, or the preservation of good order therein.